Exhibit 99.1

Company Contact:
James S. Scully
Chief Administrative Officer and
Chief Financial Officer
(212) 209-8040

Investor Contact:
Allison Malkin/Chad Jacobs/Joe Teklits
Integrated Corporate Relations
(203) 682-8200

J. CREW GROUP, INC. ANNOUNCES THIRD QUARTER FISCAL 2008 RESULTS

Third Quarter Revenues Rise 9% to 363.1 million

Third Quarter Diluted EPS of $0.30

Revises Guidance for Fiscal 2008

New York, NY – November 25, 2008 – J. Crew Group, Inc. [NYSE:JCG] today announced financial results for the three months (third quarter) and nine months (first nine months) ended November 1, 2008.

Third Quarter highlights:

•

Revenues increased 9% to $363.1 million. Store sales (Retail and Factory) increased 7% to $250.9 million, with comparable store sales decreasing 3%. Comparable store sales increased 5% in the third quarter of fiscal 2007. Direct sales (Internet and Phone) rose by 13% to $101.8 million. Direct sales increased 36% in the third quarter of fiscal 2007.

•	Gross margin decreased to 41.6% of revenues from 45.6% of revenues in the third quarter of fiscal 2007.

•

Operating income decreased 32% to $32.5 million, or 9.0% of revenues, compared to $47.7 million, or 14.3% of revenues, in the third quarter of fiscal 2007. Operating income in the third quarter of fiscal 2008 includes approximately $6 million of costs related to our Direct channel systems upgrades.

•	Net income was $19.0 million, or $0.30 per diluted share, compared to a net income of $26.8 million, or $0.42 per diluted share, in the third quarter of fiscal 2007.

Millard Drexler, J. Crew’s Chairman and CEO stated: “Despite these difficult economic times our priorities remain the same - providing innovative product, style and design, servicing our customers and making disciplined investments. At the same time, we recognize that a sea-change has occurred with the consumer. In the near term we are not immune to the significant challenges we are all facing in retail in these unprecedented times. However, our powerful brands, unique product offerings, compelling value proposition and multi-channel operating platform position us well for the long-term.”

First Nine Months highlights:

•

Revenues increased 11% to $1,039.9 million. Store sales (Retail and Factory) increased 10% to $722.3 million, with comparable store sales decreasing 0.4%. Comparable store sales increased 6% in the first nine months of fiscal 2007. Direct sales (Internet and Phone) rose by 14% to $285.9 million. Direct sales increased 29% in the first nine months of fiscal 2007.

•	Gross margin decreased to 43.1% of revenues from 45.3% of revenues in the first nine months of fiscal 2007.

•	Operating income decreased 9% to $117.1 million, or 11.3% of revenues, compared to $129.2 million, or 13.8% of revenues, in the first nine months of fiscal 2007.

•	Net income was $67.7 million, or $1.06 per diluted share, compared to a net income of $72.1 million, or $1.13 per diluted share, in the first nine months of fiscal 2007.

Balance Sheet highlights as of November 1, 2008:

•

Cash and cash equivalents were $114.4 million at the end of the third quarter and include the impact of income taxes paid of $52.8 million and voluntary principal payments of debt of $25.0 million during the last 12 months.

•	Inventories at the end of the quarter were $250.1 million, reflecting the impact of 35 net stores opened since the third quarter of fiscal 2007 and 30 net stores opened since the end of fiscal 2007.

Guidance

Based upon the macro economic environment and its continuing impact on the trend of our business, we are revising our guidance for fiscal 2008. For fiscal 2008, the Company currently expects diluted earnings per share in the range of $1.11 to $1.16 as compared to its previous range of $1.44 to $1.54 and fiscal 2007 diluted earnings per share of $1.52. The Company’s revised expectations for the balance of fiscal 2008 include comparable store sales declining high single digits, Direct sales growth in the range of flat to mid single-digits and net square footage expansion of approximately 10%.

Conference Call Information

A conference call to discuss third quarter results is scheduled for today, November 25, 2008, at 4:30 PM Eastern Time. Investors and analysts interested in participating in the call are invited to dial (877) 407-0784 approximately ten minutes prior to the start of the call. The conference call will also be webcast live at www.jcrew.com. A replay of this call will be available until December 2, 2008 and can be accessed by dialing (877) 660-6853 and entering account number 3055 and conference ID number 304166.

About J. Crew Group, Inc.

J. Crew Group, Inc. is a nationally recognized multi-channel retailer of women’s and men’s apparel, shoes and accessories. As of November 25, 2008, the Company operates 226 retail stores (including 5 crewcuts and 10 Madewell stores), the J. Crew catalog business, jcrew.com, and 74 factory outlet stores. Additionally, certain product, press release and SEC filing information concerning the Company are available at the Company’s website www.jcrew.com.

Forward-Looking Statements:

Certain statements herein are “forward-looking statements” made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements reflect the Company’s current expectations or beliefs concerning future events and actual results of operations may differ materially from historical results or current expectations. Any such forward-looking statements are subject to various risks and uncertainties, including the strength of the economy, changes in the overall level of consumer spending or preferences in apparel, our ability to compete with other retailers, the performance of the Company’s products within the prevailing retail environment, our strategy and expansion plans, systems upgrades, reliance on key personnel, trade restrictions, political or financial instability in countries where the Company’s goods are manufactured, postal rate increases, paper and printing costs, availability of suitable store locations at appropriate terms and other factors which are set forth in the Company’s Form 10-K and in all filings with the SEC made by the Company subsequent to the filing of the Form 10-K. The Company does not undertake to publicly update or revise its forward-looking statements, whether as a result of new information, future events or otherwise.

Exhibit (1)

J. Crew Group, Inc.

Condensed Consolidated Statements of Operations

(Unaudited)

(Amounts in thousands, except percentages and per share data)	Three Months Ended November 1, 2008	Three Months Ended November 3, 2007	Nine Months Ended November 1, 2008	Nine Months Ended November 3, 2007
Net sales
Stores	$250,870	$233,588	$722,259	$654,182
Direct	101,812	90,315	285,958	251,424

	352,682	323,903	1,008,217	905,606
Other	10,398	8,841	31,716	29,181

Total Revenues	363,080	332,744	1,039,933	934,787

Costs of goods sold, buying and occupancy costs	212,212	180,909	591,447	511,224

Gross Profit	150,868	151,835	448,486	423,563
As a percent of revenues	41.6%	45.6%	43.1%	45.3%

Selling, general administrative expenses	118,321	104,150	331,360	294,385
As a percent of revenues	32.6%	31.3%	31.9%	31.5%

Operating income	32,547	47,685	117,126	129,178
As a percent of revenues	9.0%	14.3%	11.3%	13.8%

Interest expense, net	570	3,077	4,370	9,377

Income before income taxes	31,977	44,608	112,756	119,801

Provision for income taxes	12,936	17,771	45,091	47,683

Net income	$19,041	$26,837	$67,665	$72,118

Income per share:
Basic	$0.31	$0.44	$1.10	$1.20
Diluted	$0.30	$0.42	$1.06	$1.13

Weighted average shares outstanding:
Basic	61,878	60,725	61,588	60,257
Diluted	64,078	64,195	64,127	63,923

Exhibit (2)

J. Crew Group, Inc.

Condensed Consolidated Balance Sheets

(Unaudited)

(In thousands)	November 1, 2008	February 2, 2008	November 3, 2007
Assets
Current assets:
Cash and cash equivalents	$114,456	$131,510	$63,760
Inventories	250,140	158,525	210,774
Prepaid expenses and other current assets	36,240	33,293	42,121
Prepaid income taxes	6,918	1,194	—
Refundable income taxes	—	8,600	8,600

Total current assets	407,754	333,122	325,255

Property and equipment, net	198,032	168,292	156,524

Other assets	31,302	34,182	29,941

Total assets	$637,088	$535,596	$511,720

Liabilities and Stockholders’ equity
Current liabilities:
Accounts payable	$134,576	$101,277	$106,811
Other current liabilities	84,415	93,796	80,310
Income taxes payable	—	—	13,401

Total current liabilities	218,991	195,073	200,522

Long-term debt	100,000	125,000	125,000

Deferred credits	74,378	67,600	69,140

Other liabilities	7,654	7,601	6,689

Stockholders’ equity	236,065	140,322	110,369

Total liabilities and stockholders’ equity	$637,088	$535,596	$511,720

Exhibit (3)

Actual and Projected Store Count and Square Footage

Fiscal 2008

Quarter	Total stores open at beginning of the quarter	Number of stores opened during the quarter	Number of stores closed during the quarter	Total stores open at end of the quarter
1st Quarter (Actual)	260	7	0	267
2nd Quarter (Actual)	267	9	0	276
3rd Quarter (Actual)	276	15	1	290
4th Quarter (Projected)	290	11	1	300

Fiscal 2008

Quarter	Total gross square feet at beginning of the quarter	Gross square feet for stores opened or expanded during the quarter	Reduction of gross square feet for stores closed or downsized during the quarter	Total gross square feet at end of the quarter
1st Quarter (Actual)	1,688,016	38,685	(2,261)	1,724,440
2nd Quarter (Actual)	1,724,440	41,949	(7,899)	1,758,490
3rd Quarter (Actual)	1,758,490	67,657	(10,304)	1,815,843
4th Quarter (Projected)	1,815,843	54,547	(6,181)	1,864,209